UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2016

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 7, 2016, General Communication, Inc. (the “Company”) and Searchlight ALX, LTD (“Searchlight”) amended the Amended and Restated Securityholder Agreement (the “Agreement”) between the parties, dated as of July 13, 2015, increasing the common shares Searchlight is permitted to acquire under the standstill provisions of the Agreement from two million shares to two million five hundred thousand shares. All other terms and conditions of the Agreement will remain in full force and effect.

The foregoing description of the amendment to the Agreement is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits.

Exhibit Number        Description

4.5	Amendment to the Amended and Restated Securityholder Agreement, between the Company and Searchlight dated September 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: September 7, 2016

	By	/s/ Peter Pounds
Name: Peter Pounds
Title: Senior Vice President,
Chief Financial Officer
and Secretary
(Principal Financial Officer)